SCHEDULE 14A - INFORMATION REQUIRED IN A PROXY STATEMENT
            --------------------------------------------------------

                            SCHEDULE 14A INFORMATION
                            ------------------------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------------------

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box: [X] Preliminary Proxy Statement [ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive  Proxy Statement
[ ] Definitive  Additional  Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12
--------------------------------------------------------------------------------

                        WASTE SYSTEMS INTERNATIONAL, INC.
                 (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------

  (Name of person(s) Filing Proxy Statements, if other than the Registrant)

         Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ] Fee computed on the table below per Exchange Act rules  14a-6(i)(1) and 0-11
(1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
(5) Total fee paid:
--------------------------------------------------------------------------------
[  ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the Date of its filing.
(1) Amount previously Paid:
--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
(3)  Filing Party:
--------------------------------------------------------------------------------
(4)  Date Filed:
--------------------------------------------------------------------------------

                        WASTE SYSTEMS INTERNATIONAL, INC.
                               420 Bedford Street
                                    Suite 300
                               Lexington, MA 02173

                                 April __, 1999

Dear Stockholder:

You are invited to attend the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Waste Systems International, Inc. (the "Company"), scheduled for June 14, 1999 at 10:00 a.m. to be held at the offices of the Company, located at 420 Bedford St., Lexington, Massachusetts. In connection with the Annual Meeting, enclosed is a Notice of the Annual Meeting and an accompanying Proxy Statement for your review. We encourage you to review the enclosed material and promptly return the enclosed Proxy Card.

As some of you will not be able to attend the Annual Meeting, we would like to take this opportunity to update you on some of the significant events that have occurred over the past year.

The following are some of the tasks the Company has accomplished within the past year:

o Completed 34 acquisitions of landfills, collection companies and transfer stations which significantly expanded the Company's operations entering the Central Pennsylvania, Central Upstate New York and Central Massachusetts markets.

o      Completed   ten   acquisitions   since   January  1,  1999,   which  have
       significantly increased the Company's presence within the geographic regions in which it operates.

o Consummated the exchange of shares of Common Stock of the Company for a portion of the Company's outstanding 7% Convertible Subordinated Notes which resulted in an estimated savings to the Company of approximately $4.4 million in interest payments over the course of the next 6 years.

o Completed an offering of $100.0 million aggregate principal amount of 11 1/2% Senior Notes which resulted in net proceeds to the Company of $97.3 million. The Company used a portion of the proceeds to repay certain debt obligations and to repurchase 497,778 shares of the Company's common stock. The Company intends to use the balance of the proceeds for general corporate purposes, including possible future acquisitions and working capital.

o      Identified  additional  waste  management   opportunities  to  complement
       current waste disposal and hauling operations.

        We also enclose the Company's 1998 Annual Report which provides more detailed information regarding the Company's activities during the year.

With a continued focus on core business activities and the continued execution of our plan to develop integrated waste management business opportunities, we believe that Waste Systems International, Inc. can look forward to a very bright future.

Sincerely,

Waste Systems International, Inc.

/s/ Philip Strauss                      /s/ Robert Rivkin
-------------------                     --------------------
Philip W. Strauss                       Robert Rivkin
Chairman, President and                 Executive Vice President - Acquisitions,
  Chief Executive Officer               Chief Financial Officer, Treasurer,
                                          and Secretary

                        Waste Systems International, Inc.

                               420 Bedford Street
                                    Suite 300
                         Lexington, Massachusetts 02173
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON MONDAY, JUNE 14, 1999

                                 ---------------

        NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Waste Systems International, Inc. ("WSI" or the "Company") will be held on Monday, June 14, 1999 at 10 a.m., local time, at the offices of the Company, 420 Bedford St., Lexington, Massachusetts for the following purposes:

               1.     To elect the directors of the Company;

               2. To consider and vote upon a proposal to amend the Company's Amended and Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock, par value $.01 per share, of 30,000,000 shares to 75,000,000 shares;

               3. To consider and vote upon a proposal to approve the amendment of the Company's Amended and Restated 1995 Stock Option and Incentive Plan (the "Option Plan") to increase the number of shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), reserved for issuance under the Option Plan from 3,000,000 shares to 4,000,000 shares;

               4. To consider and act upon a proposal to ratify the Board of Director's selection of KPMG Peat Marwick LLP as the Company's independent auditors for the current fiscal year; and

               5. To consider and act upon any other matters which may properly be brought before the Annual Meeting and any adjournments or postponements thereof.

        Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

        The Board of Directors has fixed the close of business on April 26, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Only stockholders of record of the Company's Common Stock, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

        You are requested to fill in and sign the enclosed form of proxy (also referred to herein and in the accompanying proxy statement as the "Proxy Card"), which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                           By Order of the Board of Directors,

                                           /s/ Robert Rivkin
                                           ----------------------
                                           Robert Rivkin
                                           Secretary
Lexington, Massachusetts
April __, 1999





                                   IMPORTANT

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PREPAID
      ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                        WASTE SYSTEMS INTERNATIONAL, INC.
                               420 Bedford Street
                                    Suite 300
                               Lexington, MA 02173
                                 ---------------

                                 PROXY STATEMENT
                                 ---------------

                     FOR 1999 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 14, 1999

                                                              April        ,1999

        This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Waste Systems International, Inc., a Delaware corporation (the "Company"), from stockholders of the outstanding shares of the Company's capital stock for use at the 1999 Annual Meeting of Stockholders of the Company to be held on June 14, 1999, and any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting.

        This Proxy Statement, the accompanying Notice of Annual Meeting and the form of proxy (also referred to herein as the "Proxy Card") are first being sent to stockholders on or about [April 30, 1999]. The Board of Directors has fixed the close of business on April 26, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, $.01 par value per share (the "Common Stock") at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were an aggregate of [_________ ] shares of Common Stock and Common Stock equivalents outstanding and eligible to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share.

        The presence, in person or by proxy, of holders of shares of voting stock representing a majority of the voting power of the outstanding shares of voting stock issued, outstanding, and entitled to vote at a meeting of stockholders is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding voting power, present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, is required for the approval of any proposal or matter other than the election of directors. Directors shall be elected by a plurality of the shares present in person or represented by proxy at the Annual Meeting, entitled to vote in the election of directors, and cast in such election. Shares that reflect abstentions or "broker nonvotes" (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting, except in the case of Proposal 2, which requires the affirmative vote of a majority of the outstanding Common Stock for approval. With respect to the election of directors, votes may be cast only in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the election and will have no effect.

        Stockholders of the Company are requested to complete, date, sign and promptly return the accompanying Proxy Card in the enclosed postage-prepaid envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the Proxy Card. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR (i) the election of the nominees for directors of the Company named in this Proxy Statement; (ii) the amendment of the Articles of Organization to increase the number of authorized shares of Common Stock from 30,000,000 to 75,000,000; (iii) the amendment of the Option Plan to increase the number of shares of Common Stock authorized thereunder from 3,000,000 shares to 4,000,000 shares; and (iv) the ratification and approval of the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the current fiscal year. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

        A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

        The Company' s Annual Report on Form 10-K, including financial statements, for the fiscal year ended December 31, 1998 (the "1998 Form 10-K"), is being mailed to stockholders concurrently with this Proxy Statement. The 1998 Form 10-K, however, is not part of the proxy solicitation materials, except for certain parts of the 1998 Form 10-K which are expressly incorporated by reference herein. See "Incorporation of Certain Documents by Reference."


                           (Item 1 of the Proxy Card)

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        The Board of Directors has nominated seven individuals to serve as directors of the Company (the "Nominees"). All of the Nominees are currently serving as directors of the Company. The Board of Directors anticipates that each of the Nominees will serve, if elected, as a director. However, if any of the Nominees is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend. Directors serve for one-year terms expiring on the date of the Company's 2000 Annual Meeting and until their successors are duly elected and qualified.

   Approval of this proposal requires a plurality of the votes present in person or represented at the meeting.  The Board of Directors recommends a vote
      FOR the Nominees.






Information Regarding Nominees and Executive Officers

        The following table and biographical descriptions set forth certain information as of March 15, 1999, unless otherwise specified, with respect to the seven Nominees based on information furnished to the Company by each Nominee.

                                    Directors

                                                               Director
Name                                       Age                  Since
---------------------                      ---                 --------
Nominees

Philip W. Strauss                           50                   1996
Robert Rivkin                               40                   1997
Jay Matulich                                44                   1995
David J. Breazzano                          42                   1997
Charles Johnston                            64                   1997
Judy K. Mencher                             42                   1997
William B. Philipbar                        73                   1997


        Philip W. Strauss. Mr. Strauss has been Chief Executive Officer and President of the Company since March 27, 1996 and Chairman of the Board since June 24, 1996. Previously Mr. Strauss had been Executive Vice President and Chief Operating Officer ofthe Company ince September 19, 1995. He has 24 years of experience in project, business and corporate development. Mr. Strauss was co-founder of BioMedical Waste Systems, Inc., a publicly-held waste managemen firm, where he served as Executive Vice President from its inception in 1987 until May 1992 and as a Director from inception until May 1993.

        Robert Rivkin. Mr. Rivkin, a Certified Public Accountant, has been Executive Vice President - Acquisitions of the Company since April 1998, Vice President and Chief Financial Officer since March 1995, Secretary since May 1995 and Treasurer since June 1996. Mr. Rivkin was first elected to the Board of Directors in June 1997. For the six-year period prior to joining the Company, Mr. Rivkin was a principal at The Envirovision Group Inc., a full service environmental engineering, consulting and contracting company, where he was responsible for finance, marketing and strategic planning. Previously, Mr. Rivkin practiced public accounting in New York, where he specialized in mergers and acquisitions, initial public offerings and Securities and Exchange Commission ("SEC") reporting.

        Jay J. Matulich. Mr. Matulich has been a member of the Board of Directors since March 1995. Mr. Matulich is a Managing Director of International Capital Growth Limited ("ICG"), formerly Capital Growth International L.L.C. and U.S. Sachem Financial Consultants, L.P. He has held this position since 1994. From May 1990 to October 1994, Mr. Matulich was a Vice President of Gruntal& Co., Incorporated, investment bankers.

         David J. Breazzano. Mr. Breazzano has been a member of the Board of Directors since June 1997. Mr. Breazzano is one of the two principals at DDJ Capital Management, LLC, which was established in 1996. He has more than 18 years of investment experience and served as a Vice President and Portfolio Manager at Fidelity Investments ("Fidelity") from 1990 to 1996. Prior to joining Fidelity, Mr. Breazzano was President and Chief Investment Officer of the T. Rowe Price Recovery Fund. Mr. Breazzano also serves as a Director of Key Energy Group, Inc. and Samuel Jewelers, Inc.

        Charles Johnston. Mr. Johnston has been a member of the Board of Directors since June 1997. During the past 10 years he has served on various boards of directors. Mr. Johnston is currently Chairman of Ventex Technology of Riviera Beach, Florida and has held that position since 1993. He is also currently Chairman of AFD Technologies of Jupiter, Florida. He was previously founder, Chairman, and CEO of ISI Systems, a public company listed on the American Stock Exchange prior to being sold to Teleglobe Corporation of Montreal, Quebec, Canada. Mr. Johnston also serves as Trustee of Worcester Polytechnic Institute, Worcester, Massachusetts, as well as Trustee for the Institute of Psychiatric Research, University of Pennsylvania, Philadelphia, Pennsylvania. In addition, he serves as director of the following companies - Kideo Productions and Infosafe Systems both of New York City, Hydron Technologies Inc. of Boca Raton, Florida and Spectrum Signal Processing of Vancouver, British Columbia, Canada.

        Judy K. Mencher. Ms. Mencher has been a member of the Board of Directors since August 1997. Ms. Mencher is one of the two principals at DDJ Capital Management, LLC, which was established in 1996. From 1990 to 1996, Ms. Mencher was at Fidelity working in the Distressed Investing Group. Prior to joining Fidelity in 1990, Ms. Mencher was a Partner at the law firm of Goodwin, Procter & Hoar LLP specializing in bankruptcy and creditors' rights.

          William B. Philipbar. Mr. Philipbar was first elected a director of the Company in May, 1996. He resigned as a director of the Company in June, 1997 and was reelected to the Board of Directors in August, 1997. Since December, 1997, Mr. Philipbar has been a part-time consultant for the Company in connection with the Company's consideration of proposed acquisitions and other strategic matters. Prior to becoming a director of the Company, Mr. Philipbar served as Chairman of the Delaware Solid Waste Authority from 1977 to 1987 and was President and Chief Executive Officer of Rollins Environmental Corp. from 1973 to 1984. He has been a Director of Matlack Systems, Inc. and Rollins Truck Leasing Corp. since 1993. Until 1995 he was also an advisor to Charles River Ventures.

The Board of Directors and Its Committees
-----------------------------------------
Board of Directors

        The Company's Board of Directors consists of seven members, a majority of whom is independent of the Company's management. Each director holds office for a term from election until the next Annual Meeting of the Company's stockholders and until his or her successor is duly elected and qualified.

        The Board of Directors held 5 meetings during fiscal year 1998. Each of the Company's directors attended at least 80% of the total number of meetings of the Board of Directors and of the committees of the Company of which he or she was a member.

      The Board of Directors has appointed a Compensation Committee and an
                                Audit Committee.

        Compensation Committee. The Compensation Committee currently consists of Messrs. Johnston and Strauss and Ms. Mencher. The Compensation Committee makes recommendations and exercises all powers of the Board of Directors in connection with certain compensation matters, including incentive compensation and benefit plans. The Compensation Committee (excluding Mr. Strauss)
administers, and has authority to grant awards under, the Waste Systems International, Inc. 1995 Amended and Restated Stock Option and Incentive Plan (the "Option Plan") to the employee directors and management of the Company and its subsidiaries, other key employees and consultants.The Compensation Committee held 2 meetings during fiscal year 1998.

        Audit Committee. The Audit Committee currently consists of Messrs. Breazzano, Matulich and Philipbar. The Audit Committee is empowered to recommend to the Board of Directors the appointment of the Company's independent public accountants and to periodically meet with such accountants to discuss their fees, audit and non-audit services, and the internal controls and audit results for the Company. The Audit Committee also is empowered to meet with the Company's accounting personnel to review accounting policies and reports. The Audit Committee held 2 meetings during fiscal year 1998.


Director Compensation

        The Company does not currently pay cash compensation to its directors. Non-employee directors are entitled to stock option grants under the Amended and Restated Waste Systems International, Inc. 1995 Stock Option Plan for Non-Employee Directors (the "Director Plan"). The Director Plan provides for the automatic granting to Independent Directors (as defined in the Director Plan) of options that do not qualify as incentive stock options (referred to as "Stock Options") under Section 422 of the Code. Under the terms of the Director Plan, each Independent Director who first becomes a director of the Company on or after June 30, 1997 shall automatically be granted on the date he or she becomes a director of the Company a Stock Option to purchase 20,000 shares of the Company's common stock ("Common Stock"). In addition, the Director Plan provides that each Independent Director shall automatically be granted, at the beginning of each calendar year in which he or she is serving as an Independent Director, a Stock Option to acquire 10,000 shares of Common Stock. Each Independent Director entering service after the start of any calendar year will automatically be granted on the effective date of his or her Board membership a Stock Option to acquire a portion of 10,000 shares of Stock prorated to reflect the remaining portion of such calendar year. The exercise price per share for the Common Stock covered by any Stock Option granted under the Director Plan shall be equal to the fair market value of the Common Stock on the date such option is granted.

        Other than Stock Options to acquire 20,000 shares of Stock granted automatically to each new director joining the Board of Directors on or after June 30, 1997, which Stock Options vest immediately upon grant, options granted under the Director Plan vest at a rate of 25% of the total number of shares of Common Stock purchasable under such option for each year that the holder remains a director of the Company, such vesting to take place at the end of each of the first four calendar years following issuance of such options. An option issued under the Director Plan shall not be exercisable after the expiration of ten years from the date of grant.

        Mr. William Philipbar, a non-employee director of the Company, serves as a part-time consultant in connection with the Company's consideration of proposed acquisitions and other strategic matters. Mr. Philipbar's compensation for providing such consulting services for up to four days per month, as requested by the Company, consists of grants under the Director Plan of options to acquire 25,000 shares of Common Stock to be granted on January 1 of each year so long as Mr. Philipbar continues to be so retained by the Company. These options vest in full at the end of the year in which services are provided. Mr. Philipbar was granted options to acquire 25,000 shares of Common Stock each on January 1, 1998 and January 1, 1999.

Executive Officers

        Set forth below is certain information regarding the executive officers of the Company as of the Record Date, including their principal occupation and business experience for at least the last five years.

        Name                 Age                      Position
-------------------------   -------     ----------------------------------------
Philip W. Strauss.............50........Chief Executive Officer and President
Robert Rivkin.................40........Executive Vice President - Acquisitions,
                                        Chief Financial Officer, Secretary and
                                        Treasurer
Michael J. Leannah............46........Senior Vice President and Chief
                                        Operating Officer
Joseph E. Motzkin.............56........Vice President - Acquisitions
Arthur Streeter...............39........Vice President and General Counsel
-----------------

        The principal occupation and business experience for at least the last five years of each executive officer of the Company, other than executive officers also serving as directors, is set forth below.

        Michael J. Leannah. Mr. Leannah has been a Senior Vice President and the Chief Operating Officer of the Company since July 1998. Prior to joining the Company, he was an Operating Vice President at Superior Services, Inc. From
1986 to 1997, he held various management positions at Waste Management, Inc., most recently serving as Vice President, Operations and State President.

        Joseph E. Motzkin. Mr. Motzkin has been a Vice President of the Company since August 1996. From 1994 to 1996, Mr. Motzkin was a General Manager at Prins Recycling Corporation where he established recycling programs and directed sales programs and customer service activities. From 1989 to 1994, he was a General Manager at Laidlaw Waste Systems where he was responsible for their New England operations. Mr. Motzkin has 26 years of experience in the solid waste management business.

        Arthur Streeter. Mr. Streeter has been Vice President and General Counsel since February 1998. Prior to joining the Company, he was a Partner at Goldstein Manello, a law firm based in Boston, Massachusetts, where he gained 12 years of experience representing both private and public companies.

        Each of the executive officers holds his or her respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.


                             EXECUTIVE COMPENSATION

        The following sections of this Proxy Statement set forth and describe the compensation paid or awarded during the last three years to the Company s Chief Executive Officer and the four other most highly compensated executive officers.

        Summary Compensation Table. The following table sets forth the aggregate cash compensation paid by the Company with respect to the fiscal years ended December 31, 1998, 1997 and 1996 to the Company's Chief Executive Officer and the three other senior executive officers in office on December 31, 1998 who earned at least $100,000 in cash compensation during 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                 Long-Term
                                                                                               Compensation
                                                                                                  Awards
                                                                                 Annual           Shares
                                                                              Compensation      Underlying
                                                                                Salary         Options (1)
Name and Principal Position                                  Year                  ($)              (#)
--------------------------------------------------           ----             ------------    -----------
Philip Strauss(2)                                            1998                188,172           250,000
Chairman of the Board,                                       1997                162,504           522,859
President and Chief                                          1996                150,000           50,000(2)
Executive Officer

Robert Rivkin                                                1998                187,506           250,000
Executive Vice President - Acquisitions,                     1997                162,504           522,859
Chief Financial Officer, Secretary and Treasurer             1996                150,000            41,250

Joseph Motzkin(3)                                            1998                118,060            40,000
Vice President -                                             1997                110,000            19,300
Acquisitions

Arthur Streeter(4)                                           1998                118,428            40,000
Vice President and
General Counsel

(1) All information with respect to outstanding options, including shares issuable or issued and exercise prices payable or paid per share, has been adjusted to reflect the 1-for-5 reverse stock split effected February 13, 1998.

(2) Includes the options to acquire 40,000 shares of Common Stock granted in 1995 and repriced in 1996.

(3) Includes Mr. Motzkin's salary for 1998 and 1997 only as Mr. Motzkin did not join the Company until the third quarter of 1996.

(4) Includes Mr. Streeter's salary for 1998 only as Mr. Streeter joined the Company in February 1998.


        Option Grants in Fiscal Year 1998. The following table sets forth the options granted during fiscal year 1998 and the value of the options held on December 31, 1998 by the Company's Named Executive Officers.


                      OPTION GRANTS IN FISCAL YEAR 1998 (1)
                      -------------------------------------


                                             Percent of Total
                          Number of          Options Granted      Exercise or                   Grant Date
                     Shares Underlying       to Employees in      Base Price      Expiration    Present
Name                 Options Granted (#)       Fiscal Year         ($/share)         Date       Value$(2)
------------------  --------------------     -----------------    -----------    -----------    ---------
Philip Strauss               250,000               24%               $6.25         4/17/08       $767,000
Robert Rivkin                250,000               24%               $6.25         4/17/08       $767,000
Michael Leannah               75,000                7%               $9.25         7/20/08       $126,525
Joseph Motzkin                40,000                4%               $6.25         4/17/08       $122,720
Arthur Streeter               30,000                3%               $3.44         2/2/08        $50,610
Arthur Streeter               10,000                1%               $6.25         4/17/08       $30,680

(1) All information with respect to outstanding options, including shares issuable or issued and exercise prices payable or paid per share, has been adjusted to reflect the 1-for-5 reverse stock split effected February 13, 1998.

(2) The grant date present value was determined using the Black Scholes option pricing model with the following weighted average assumptions: volatility, 50%; expected dividend yield, 0%; risk free interest rate, 4.75%; and expected life, 5 years.


        Option Exercises and Year-End Holdings. The following table sets forth the options exercised during fiscal year 1998 and the value of the options held on December 31, 1998 by the Company's Named Executive Officers.




                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998
                     AND FISCAL YEAR-END 1998 OPTION VALUES

                                                           Number of                         Value of
                  Shares                               Securities Underlying            Unexercised in-the-
                  Acquired On       Value               Unexercised Options               Money Options at
Name              Exercise (#)      Realized ($)       at Fiscal Year-End (#)           Fiscal Year-End ($)
---------------   -------------     -------------   ---------------------------    ----------------------------
                                                    Exercisable    Unexercisable    Exercisable   Unexercisable

Philip Strauss          0                0             180,715        642,144        $739,847       $2,628,937
Robert Rivkin           0                0             180,715        642,144        $739,847       $2,628,937
Joseph Motzkin          0                0               9,825         59,475         $40,224          $79,731



         Employment Agreements. On June 30, 1998, the Company and Mr. Strauss entered into an employment agreement. The terms of the agreement provide (i) that Mr. Strauss shall serve as the Company's President and Chief Executive Officer, (ii) that he receive a salary of $200,000 per year through June 30,

1999 and $225,000 per year through June 30, 2000 and (iii) that he agree not to compete with the Company following termination of his employment for a period of one year following the termination. In the event that Mr. Strauss is terminated for cause (as defined in the agreement), he shall not be bound to the non-competition provisions. The Company's agreement with Mr. Strauss is effective until June 30, 2000 and, absent ninety-day notice from either party to the contrary, shall be extended automatically for subsequent one-year terms upon the expiration of the then current term of the agreement. The Company's agreement with Mr. Strauss may be terminated at any time by the mutual consent of the parties.

        On June 30, 1998, the Company and Mr. Rivkin entered into an employment agreement. The terms of the agreement provide (i) that he receive a salary of $200,000 per year through June 30, 1999 and $225,000 per year through June 30, 2000 and (ii) that he agree not to compete with the Company following termination of his employment for a period of one year following the termination. In the event that Mr. Rivkin is terminated for cause (as defined in the agreement), he shall not be bound to the non-competition provisions. The Company's agreement with Mr. Rivkin is effective until June 30, 2000 and, absent ninety-day notice from either party to the contrary, shall be extended automatically for subsequent one-year terms upon the expiration of the then current term of the agreement. The Company's agreement with Mr. Rivkin may be terminated at any time by the mutual consent of the parties.

Stock Performance Graph

        The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total shareholder return on its Common Stock with the cumulative total shareholder return of (i) a broad equity market index and
(ii) a published industry index or peer group. Although such a chart would normally be for a five-year period, the Common Stock has been listed on the Nasdaq Small-Cap Market only since November 14, 1995 and, as a result, the following chart reflects only the period during which the Common Stock has been listed on that market. The chart compares the Common Stock with (i) the Center for Research in Security Prices Nasdaq Market Value Index (the "Nasdaq Index") and (ii) the Center for Research in Security Prices Waste Management Industry Index (the "Waste Management Index"). The total return for each of the Common Stock, the Nasdaq Index and the Waste Management Index assumes the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. This chart assumes an initial investment of approximately $100 on November 14, 1995 in the stocks comprising the Nasdaq Index and the stocks comprising the Waste Management Index and an initial investment of $100 in the Company s Common Stock. The Nasdaq Index tracks the aggregate price performance of all domestic equity securities traded on the Nasdaq Market.

                                    1995      1995      1996     1997      1998
                                    -----    ------    ------   ------    ------
Waste Systems International, Inc.   100.0     89.33     14.00    16.00     23.47
Industry Index                      100.0    107.37    133.17   136.11    118.20
Broad Market                        100.0    101.13    125.67   153.73    216.82


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Report of the Compensation Committee

        The Compensation Committee's executive compensation philosophy is to establish competitive levels of compensation, link management's pay to the achievement of the Company's performance goals, and enable the Company to attract and retain qualified management. The Company's compensation policies seek to align the financial interests of senior management of the Company with those of its stockholders.

        Base Salary. The Company has established base salary levels for senior management based on a number of factors, including market salaries for such positions, the responsibilities of the position, the experience, and the required knowledge of the individual. The Compensation Committee attempts to fix base salaries on a basis generally in line with base salary levels for comparable companies.

        Incentive Compensation. During each fiscal year the non-employee directors who are members of the Compensation Committee may consider granting senior executives of the Company awards under the Option Plan. Such awards are based on various factors, including both corporate and individual performance during the preceding year and incentives to reach certain goals during future years.

        Compensation of Chief Executive Officer. Philip W. Strauss, the Company's Chief Executive Officer and President, receives competitive compensation and regular benefits in effect for senior executives of the Company. During 1998, the Compensation Committee increased Mr. Strauss' annual base salary from $162,504 to $188,172 as determined on the same basis as other senior executives of the Company, based on the factors noted above in "Report of the Compensation Committee - Base Salary". In addition to such cash compensation, Mr. Strauss also received options to acquire an aggregate of 250,000 shares of Common Stock at exercise prices at and above the fair market value of the Common Stock on the date of grant. The vesting of all of such options accelerates upon a sale of the Company.

Submitted by the Compensation Committee:

        Philip W. Strauss
        Charles Johnston
        Judy K. Mencher

Compensation Committee Interlocks and Insider Participation

        Currently, Philip W. Strauss, Charles Johnston and Judy K. Mencher serve on the Compensation Committee. Philip W. Strauss, in addition to serving as a member of the Compensation Committee, is the Chief Executive Officer and President. No other member of the Compensation Committee in 1998 ever served as an officer of the Company.


Principal Management and Stockholders

        The following table presents information as to all directors and senior executive officers of the Company as of March 31, 1999 and persons or entities known to the Company to be beneficial owners of more than 5% of the Company's Common Stock as of March 31, 1999, unless otherwise indicated, based on representations of officers and directors of the Company and filings received by the Company on Schedules 13D and 13G or Form 13F under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                 Beneficial Ownership
                                 --------------------

                                                         Common Stock
--------------------------------------------------------------------------------
                                                       # of  Shares % of Class
                                                       Beneficially Beneficially
                                                       Owned        Owned(2)
Directors, Executive Officers and 5% Stockholders (1)
--------------------------------------------------------------------------------
B-III Capital Partners, L.P.(3)                           6,367,406    42.3%
c/o DDJ Capital Management, LLC
141 Linden Street
Wellesley, MA 02181

The Prudential Insurance Company of America  (4)            838,184     6.2%
100 Mulberry Street
Newark, NJ  07102

PaineWebber High Income Fund (5)                          1,950,058    13.7%
1285 Avenue of the Americas
New York, NY  10019


John Hancock Advisers(6)                                  1,417,794     9.9%
101 Huntington Avenue
Boston, MA  02199

BEA Associates (Credit Suisse)(7)                           700,000     4.9%
153 East 53 Street, 57th Floor
New York, NY  10022

Dawson Samberg Capital Management, Inc,(8)                  735,000     5.1%
354 Pequot Avenue
Southport, CT  06490

David J. Breazzano(9)                                         6,750        *

Charles Johnston(10)                                          6,750        *

Jay Matulich(11)                                              7,000        *

Judy K. Mencher(9)                                            6,685        *

Joseph Motzkin(12)                                           45,553        *

William B. Philipbar(13)                                     31,685        *

Robert Rivkin(14)                                           261,168     2.3%

Philip W. Strauss(15)                                       260,993     2.3%

Arthur Streeter (16)                                         10,000       *

All directors and officers as a
Group (8 persons)                                           636,584     4.5%

less than 1%

(1) The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them subject to community property laws where applicable and the information contained in footnotes to this table.

(2) Based on 13,464,654 shares of Common Stock issued and outstanding as of March 31, 1999. As of March 31, 1999, the Company had outstanding 7% Convertible Subordinated Notes (the "Notes") due 2005 which are currently convertible at the option of the holder into an aggregate 6,175,241 shares of Common Stock at a conversion price of $10.00 as set forth in the Notes. The Company has completed (subject to the conditions discussed below) a private exchange offering with respect to the Notes, pursuant to which it has issued (or will issue) 2,244,109 shares in exchange for the tender of 7% Subordinated Notes at the face value of their principal amount (plus a cash payment for accrued interest). The exchange price for Common Stock issued in such exchange offer was $4.656 per share, or $5.34 per share less than the $10 per share conversion price under the terms of the 7% Convertible Subordinated Notes. Completion of the exchange offer with respect to one noteholder participant, B-III Capital Partners, L.P. ("B-III"), is contingent upon such holder's obtaining regulatory approvals under the Hart-Scott-Rodino Antitrust Improvements Act. The Company has already issued 1,024,011 shares in such exchange offer; assuming B-III receives the required regulatory approval, the Company will issue an additional 1,220,098 shares, for an aggregate of 2,244,109 shares of Common Stock in the exchange offer at an exchange price of $4.656 per share. In accordance with rules promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, foregoing shares issuable upon conversion of the 7% Convertible Subordinated Notes are included in this table only for those holders with the right to acquire such shares within 60 days from the date of this report, to the extent such holder could acquire additional shares.

(3) Includes 3,567,406 shares of Common Stock currently owned and 2,800,000 shares issuable upon conversion of 7% Convertible Subordinated Notes at a conversion price of $10.00 as set forth in the Note. DDJ Capital Management, LLC ("DDJ") serves as the investment manager to B-III Capital Partners, L.P. ("B-III"); an affiliate of DDJ acts as the general partner of B-III. Assuming its pro rata participation in the private exchange offering described in footnote 2 above, B-III will hold an additional 652,020 shares of Common Stock.

(4) Includes 678,761 shares of Common Stock currently owned and 159,423 shares issuable upon conversion of 7% Convertible Subordinated Notes at a conversion price of $10.00 as set forth in the Note. The Common Stock and Notes are held for the benefit of certain registered investment companies over which Prudential or The Prudential Investment Corporation ("PIC") may have direct or indirect voting and/or investment discretion, with respect to which Prudential has advised the Company that Prudential and PIC disclaim beneficial ownership.

(5) Includes 928,168 shares of Common Stock currently owned and 797,115 shares issuable upon conversion of 7% Convertible Subordinated Notes at a conversion price of $10.00.

(6) Includes 501,112 shares of Common Stock currently owned and 916,682 shares issuable upon conversion of 7% Convertible Subordinated Notes at a conversion price of $10.00.

(7) Includes 700,000 shares issuable upon conversion of 7% Convertible Subordinated Notes at a conversion price of $10.00.

(8) Includes 585,000 shares of Common Stock currently owned and 150,000 shares issuable upon conversion of 7% Convertible Subordinated Notes with a conversion price of $10.00.

(9) Includes 6,750 shares subject to stock options which are fully vested and currently exercisable and excludes those shares owned by B-III, which Mr. Breazzano and Ms. Mencher may be deemed to beneficially own as a result of Mr. Breazzano's and Ms. Mencher's interest in DDJ, however, such beneficial ownership is disclaimed. Both Mr. Breazzano and Ms. Mencher are managing members of DDJ.

(10) Includes 6,750 shares subject to stock options which are fully vested and currently exercisable.

(11) Includes 2,000 shares of Common Stock currently owned and 5,000 shares subject to stock options which are fully vested and currently exercisable.

(12) Includes 18,403 shares of Common Stock currently owned and 27,150 shares subject to stock options which are fully vested and currently exercisable.

(13) Includes 31,685 shares subject to stock options which are fully vested and currently exercisable.

(14) Includes 17,953 shares of Common Stock currently owned and 243,215 shares subject to stock options which are fully vested and currently exercisable.

(15) Includes 17,778 shares of Common Stock currently owned and 243,215 shares subject to stock options which are fully vested and currently exercisable.

(16) Includes 10,000 shares subject to stock options which are fully vested and currently exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company s executive officers and directors, and persons who own more than 10% of a registered class of the Company s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq Small-Cap Market. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were satisfied.

Certain Relationships and Transactions

        Mr. William Philipbar, a Non-Employee Director of the Company, is retained by the Company as a part-time consultant in connection with the Company's consideration of proposed acquisitions and other strategic matters. See "Director Compensation."

                           (Item 2 of the Proxy Card)
                                   PROPOSAL 2

                            APPROVAL OF AMENDMENT TO
                        THE CERTIFICATE OF INCORPORATION

        The second proposal to be acted upon at the Annual Meeting is a proposal to amend Article IV of the Company's Amended and Restated Certificate of Incorporation, as amended, to increase the aggregate number of authorized shares of Common Stock by 45,000,000 shares (the "Additional Shares"), from 30,000,000 to 75,000,000 shares. The Additional Shares will have the same voting, dividend and other rights of shares of Common Stock that are currently authorized.

Reasons for the Proposal

        The  proposed   increase  in  the  authorized   Common  Stock  has  been
recommended by the Board of Directors to assure that an adequate supply of authorized and unissued shares is available for general corporate needs, such as possible future stock dividends or stock splits, possible future equity financings, issuances under the Company's employee benefit plans or issuances in connection with possible future acquisitions of other companies. As of April 26, 1999: (a) 13,464,654 shares of the 30,000,000 authorized shares of Common Stock were issued and outstanding; (b) 4,955,143 additional shares were reserved for issuance upon conversion of $49,551,428 outstanding principal amount of 7% Convertible Subordinated Notes into Common Stock at the $10 per share conversion price set forth in the Notes; (c) 1,500,000 additional shares were reserved for issuance upon exercise of Warrants (the "Warrants") issued in connection with the private placement, completed March 2, 1999, of $100 million principal amount of 11 1/2% Senior Notes due 2006; and (d) 4,000,000 additional shares had been reserved for issuance under the Company's Option Plan currently in effect. The Board of Directors has adopted an increase in the number of shares issuable under the Option Plan which, if approved by the stockholders at the Annual Meeting, will require the availability of additional shares. See the description of Proposal 3 below. The Company currently has no other plans or arrangements relating to the issuance of any Additional Shares other than in relation to issuances upon the conversion of 7% Convertible Subordinated Notes, the exercise of the Warrants, or the exercise of awards under the Option Plan as described above. However, the Board of Directors believes that it is in the interest of the Company and its stockholders to maintain a reasonable supply of additional authorized and unissued shares to provide flexibility to respond to future opportunities or needs as they may arise, particularly in view of the Company's growth strategy. The Additional Shares would be available for issuance without further action by the stockholders, unless required by the Articles of Organization or the By-laws, thus enabling the Company to avoid the delay and expense of seeking stockholder approval to issue Additional Shares.

Certain Potential Disadvantages of the Proposal

        There are certain potential disadvantages to this proposal of which stockholders should be aware. The issuance of Additional Shares may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock. The issuance of Additional Shares by the Company may also be deemed to have an antitakeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management. The proposed increase in the number of authorized shares of Common Stock could also enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company. For example, Additional Shares could be issued by the Board in a public or private sale, merger or similar transaction, increasing the number of outstanding shares and thereby diluting the equity interest and voting power of a party attempting to obtain control of the Company. The Board of Directors has no present intention of issuing Additional Shares for such purposes, and this proposal is not in response to any effort of which the Company is aware to accumulate the Common Stock or to obtain control of the Company.

        Approval of the proposed amendment to the Company's Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. The Board of Directors recommends a vote FOR this Proposal 2.



                           (Item 3 of the Proxy Card)

                                   PROPOSAL 3

                            APPROVAL OF AMENDMENT TO
            AMENDED AND RESTATED 1995 STOCK OPTION AND INCENTIVE PLAN


        As explained in "Report of the Compensation Committee" above, the Board of Directors and the Compensation Committee believe that it is desirable to use equity-based incentives to retain, motivate and attract quality personnel for the Company. The Company therefore uses awards granted under the Waste Systems International Inc. Amended and Restated 1995 Stock Option and Incentive Plan (the "Option Plan") as an important part of its overall compensation structure to retain, motivate and attract quality personnel for the Company. Prior to amendment by the Board of Directors as described below in this paragraph, the Option Plan provided for grants of options to purchase up to 3,000,000 shares of Common Stock. On MArch 31, 1999, options to purchase shares granted to officers and employees of the Company were outstanding. Of that number, options to purchase 1,830,018 shares were granted to officers of the Company. The Company believes that the remaining shares available under the Option Plan are insufficient to fully serve the Company's long-term compensation requirements after 1998. Accordingly, on April 12, 1999 the Board of Directors voted, subject to stockholder approval, to amend the Option Plan to permit the grant of options to purchase up to 1,000,000 additional shares of Common Stock of the Company. The Option Plan, as amended by the amendments described in this paragraph, is referred to herein as the "Amended Option Plan." On April 15, 1999, outstanding and unexercised options to purchase 3,143,293 shares of Common Stock equaled 13.6% of the Company's total outstanding shares of Common Stock on an as-converted basis. Pursuant to the proposed amendment in this Proposal 3, shares reserved for issuance and available for future grant under the Amended Option Plan will equal approximately 3.7% of the total number of shares outstanding, including shares issuable on conversion of the Company's outstanding 7% Convertible Subordinated Notes and shares issuable upon exercise of the Warrants. A summary of the Amended Option Plan is set forth below.


        Approval of the proposed amendment to the Option Plan requires the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote on the proposal. The Board of Directors recommends a vote FOR this Proposal 3.


Summary of the Amended Option Plan

        The following description of certain features of the Amended Option Plan is intended to be a summary and is qualified in its entirety by reference to the full text of the Amended Option Plan.

        Number of Shares Subject to the Amended Option Plan. The Amended Option Plan provides for the issuance of, or grant of options to purchase, up to 4,000,000 shares of Common Stock. The proceeds received by the Company from option exercises under the Amended Option Plan will be used for the general corporate purposes. On [ , 1999], the closing price of the Company's Common Stock, as reported on the Nasdaq Small-Cap Market, was $ per share.

        Plan Administration. The Amended Option Plan is administered by all of the members of the Compensation Committee of the Board of Directors of the Company who are not also employees of the Company or any of its subsidiaries. All such administrators are required to be and are "Non-Employee Directors," as that term is defined under the rules promulgated by the Securities and Exchange Commission and "Outside Directors," as that term is defined under Section 162(m) of the Code and the regulations promulgated thereunder. The administrators of the Amended Option Plan are referred to herein collectively as the "Amended Option Plan Committee."

        Awards under the Amended Option Plan. The Amended Option Plan provides for the grant of incentive stock options ("Incentive Options"), non-qualified stock options ("Non-Qualified Options"), stock appreciation rights, restricted and unrestricted shares of Common Stock, performance share awards and dividend equivalent rights. Pursuant to applicable federal law, only employees may receive Incentive Options under the Amended Option Plan.

        Eligibility. Persons eligible to participate in the Amended Option Plan are those full- or part-time officers, other employees, Non-Employee Directors, consultants, and other key persons of the Company or its subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its subsidiaries, as selected from time to time by the Amended Option Plan Committee in its sole discretion.

        Nature of Options. Options under the Amended Option Plan may be either Incentive Options within the definition of Section 422 of the Code or Non-Qualified Options.

        Stock Appreciation Rights. Upon exercise of a stock appreciation right, the recipient will receive an amount of cash, shares of Common Stock, or any combination of cash and shares of Common Stock as the Amended Option Plan Committee deems appropriate, equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the exercise price specified in the right (or, in the case of a tandem right, the exercise price specified in the related option) multiplied by the number of shares with respect to which the right was exercised.

        Restricted Stock. A restricted award entitles the recipient to receive shares of Common Stock subject to such conditions and restrictions as the Committee may determine at the time of grant. Upon the satisfaction of any conditions prescribed by the Amended Option Plan Committee, the restrictions applicable to the Restricted Stock will lapse and the shares will be deemed vested in the participant.

        Performance Share Awards. Upon the satisfaction of any performance goals prescribed by the Amended Option Plan Committee, the recipient of a Performance Share Award shall receive shares of Common Stock. A recipient of Performance Shares will have the rights of a stockholder only with respect to shares of Common Stock actually received by the participant and not with respect to shares that are subject to the satisfaction of performance goals.

        Dividend Equivalent Rights. Dividend Equivalent Rights entitle the recipient to receive credits for dividends that would be paid if the grantee had held specified shares of the Common Stock. Dividend equivalents credited under the Amended Option Plan may be paid currently or be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional dividend equivalents at fair market value at the time of the deemed reinvestment or on the terms then governing the reinvestment of dividends under the Company s dividend reinvestment plan, if any.

        Other Option Terms. The Amended Option Plan Committee has authority to determine the terms of options granted under the Amended Option Plan; provided, however, that no Incentive Option may be granted with an exercise price that is less than 100% of the fair market value of the shares of Common Stock at the date of the option grant and no Non-Qualified Option may be granted with an exercise price that is less than 85% of the fair market value of the shares of Common Stock at the date of the option grant. The Amended Option Plan provides that such fair market value will be deemed to be the last reported sale price of the shares of Common Stock on the principal stock exchange on which the shares of Common Stock are listed. Options may be exercised subject to such vesting schedule as the Amended Option Plan Committee determines, except that no option shall be exercisable after the tenth anniversary of the date of an Incentive Option. In the event of a Change in Control, as defined in the Amended Option Plan, all outstanding Stock Options and Stock Appreciation Rights shall automatically become exercisable and vested in full and all Restricted Stock Awards and Performance Share Awards shall be subject to such terms as provided by the Amended Option Plan Committee. No option granted under the Amended Option Plan is transferable by the optionee other than by will or applicable law of intestate succession, and options may be exercised during the optionee s lifetime only by the optionee. Options granted under the Amended Option Plan expire on the tenth anniversary of the date of grant.

        Options under the Amended Option Plan may be exercised for cash or, if permitted by the Amended Option Plan Committee, by transfer to the Company of shares of Common Stock having a fair market value equivalent to the option exercise price of the shares being purchased, or by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to the Company on behalf of the Option holder. To qualify as Incentive Options, options must meet additional federal tax requirements, including limits on the value of shares of Common Stock subject to Incentive Options which first become exercisable in any one year.

        Adjustments for Stock Dividends, Mergers, etc. The Amended Option Plan authorizes the Amended Option Plan Committee to make appropriate adjustments to the number of shares of Common Stock that are subject to the Amended Option Pan and of any outstanding option to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Amended Option Plan Committee in its discretion may provide for appropriate substitution, adjustments or payment with respect to outstanding awards.

        Tax Withholdings. Optionees under the Amended Option Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon any option exercise. Optionees may elect to have such tax withholding obligations satisfied either by authorizing the Company to withhold shares of Common Stock to be issued pursuant to an option exercise or by transferring to the Company shares of Common Stock having a value equal to the amount of such taxes. Such an election is subject to certain limitations for participants subject to the requirements of Section 16(b) of the Exchange Act.

Tax Aspects Under the U.S. Internal Revenue Code

        The following is a summary of the principal federal income tax consequences of transactions under the Amended Option Plan. It does not describe all federal tax consequences under the Amended Option Plan, nor does it describe state or local tax consequences. This description is qualified in its entirety by reference to the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an Incentive Option. If shares of Common Stock issued to an optionee pursuant to the exercise of an Incentive Option are not sold or transferred within two years from the date of grant or within one year after the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) there will be no deduction for the Company for federal income tax purposes. The exercise of an Incentive Option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        If shares of Common Stock acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of Common Stock at exercise (or, if less, the amount realized on a sale of such shares of Common Stock) over the option price thereof, and (2) the Company will be entitled to deduct such amount. Special rules will apply where the optionee is subject to Section 16(b) of the Exchange Act or where all or a portion of the exercise price of the Incentive Option is paid by tendering shares of Common Stock.

        If an Incentive Option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a Non-Qualified Option. Generally, an Incentive Option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or six months or one year in the case of termination of employment by reason of death or disability, respectively).

        Non-Qualified Options. With respect to Non-Qualified Options under the Amended Option Plan, no income is realized by the optionee at the time the option is granted. Generally, (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Common Stock on the date of exercise, and the Company receives a tax deduction for the same amount, and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Common Stock have been held. Special rules will apply where the optionee is subject to Section 16(b) of the Exchange Act or where all or a portion of the exercise price of the Non-Qualified Option is paid by tendering shares of Common Stock.

        As a result of Section 162(m) of the Code, the Company's deduction for Non-Qualified Options and other awards under the Amended Option Plan may be limited to the extent that a "covered employee" (i.e., the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table of this proxy statement) receives compensation in excess of $1,000,000 in such taxable year.

                             Grants Under the Amended Option Plan

        The following table discloses the benefits granted under the Amended Option Plan in 1999 (to the date of this Proxy Statement) pursuant to a vote of the Board of Directors on April 12,1999.

                        Waste Systems International, Inc.
            1995 Amended and Restated Stock Option and Incentive Plan

                             Number of Option Shares
       Name and Position                                   to be Granted in 1999
       -------------------------                           ---------------------
       Philip Strauss, Chairman,
       President and CEO.................................................250,000

       Robert Rivkin, Executive Vice
       President - Acquisitions, CFO,
       Secretary and Treasurer...........................................250,000

       Michael J. Leannah
       Senior Vice President
       Chief Operating Officer .........................................  30,000

       Joseph E. Motzkin,
       Vice President - Acquisitions....................................  25,000

       Mark Popham
       Vice President -
       Capital Projects Development.......................................20,000

       Arthur Streeter,
       Vice President and General Counsel...............................  25,000


       Executive Group...................................................600,000


       Non-Executive Officer
       Employee Group ...................................................176,500
---------------------

1 Mr. Philipbar, who also serves as a Non-Employee Director on the Company s Board of Directors, received options to purchase such shares pursuant to a grant on January 1, 1998 and on January 1, 1999, authorized by the Board of Directors on December 15, 1997 and approved by the stockholders on August 19, 1998.

         Approval of the proposed amendment to the Option Plan requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. The Board of Directors recommends a vote FOR this Proposal 3.


                           (Item 4 of the Proxy Card)

                                   PROPOSAL 4

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS


         The accounting firm of KPMG Peat Marwick LLP has served as the Company s independent auditor since March 29, 1995. The Board of Directors has voted to appoint KPMG Peat Marwick LLP as the Company's independent auditors for the current fiscal year. The Board of Directors recommends the ratification of this selection. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

         Approval of this proposal requires the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the proposal. The Board of Directors recommends a vote FOR this Proposal 4.


                                  OTHER MATTERS

Solicitation of Proxies

         The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

Stockholder Proposals

         A stockholder proposal (including a director nomination) submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended ("Exchange Act") for inclusion in the Company's proxy statement and form of proxy for the 2000 Annual Meeting of Stockholders must be received by the Company by [Mail date of 1999 proxy-120 days)]; provided, however, that if the scheduled date of the 2000 Annual Meeting of Stockholders is changed by more than 30 calendar days from June 14, 2000, stockholder proposals must be received by the Company a reasonable time before the proxy solicitation for the 2000 Annual Meeting of Stockholders. Such a proposal must also comply with the requirements as to form and substance established by the Securities and Exchange Commission for such a proposal to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Secretary, Waste Systems International, Inc., 420 Bedford Street, Suite 300, Lexington, Massachusetts 02173.

         A stockholder proposal (including a director nomination) to be presented at the 2000 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the Company s principal executive offices at the address given in the preceding paragraph not earlier than February 14, 2000 and not later than [March 31, 2000] [Note: Assuming June 14, 1999 Annual Meeting]; provided, however, that if the scheduled date of the 2000 Annual Meeting of Stockholders is scheduled to be held on a date more than 30 calendar days prior to June 14, 2000 or more than 60 calendar days after June 14, 2000, stockholder proposals must be received by the Company not later than the close of business on the later of (a) the 75th day prior to the scheduled date of the 2000 Annual Meeting of Stockholders or
(b) the 15th day following the day on which public announcement of such scheduled date is first made by the Company. Such proposal or nomination must also comply with the other requirements contained in the Company's by-laws, including supporting documentation and other information. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to Securities and Exchange Commission ("SEC") rules governing the exercise of this authority.

Other Matters

         The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Item 1 and Items 5 through 9 of the Company s 1998 Form 10-K previously filed with the SEC pursuant to the Exchange Act, and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998, are hereby incorporated into this Proxy Statement by reference.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the Annual Meeting to which this Proxy Statement relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequent filed document which also is or is deemed to be incorporated by reference herein or in any accompanying supplement to this Proxy Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement or any supplement thereto, except as so modified or superseded.

         THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED HEREIN BY REFERENCE, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED UPON REQUEST MADE TO WASTE SYSTEMS INTERNATIONAL, INC., 420 BEDFORD STREET, SUITE 300, LEXINGTON, MASSACHUSETTS 02173, ATTENTION: ROBERT RIVKIN, CHIEF FINANCIAL OFFICER (TELEPHONE: 781-862-3000).

         REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD TODAY.